Exhibit 23





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-105662 of Rite Aid Corporation on Form S-8 of our report dated June 23, 2006, appearing in this Annual Report on Form 11-K of the Rite Aid Services, L.L.C. 401(k) Plan for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
June 26, 2006